UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2009

Beach First National Bancshares, Inc.
 (Exact name of registrant as specified in its charter)

South Carolina	000-22503	57-1030117
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3751 Robert M. Grissom Parkway, Suite 100, Myrtle Beach, South Carolina	29577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 626-2265

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 8, 2009, Beach First National Bancshares, Inc. (the “Company”), the holding company for Beach First National Bank, issued a press release announcing receipt of a letter from NASDAQ and also its intent to explore various options for listing its common stock upon receipt of the letter from the NASDAQ.

As part of its ongoing communication with NASDAQ, on December 2, 2009, the Company received a letter from The NASDAQ Global Market stating that its recent price per share had caused the total market value of its publicly held shares to fall below the minimum for listing on their Global Market, as required by NASDAQ Listing Rule 5450(b)(1)(C). The Company is considering a possible transfer of its securities to The NASDAQ Capital Market, as well as other market opportunities.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit
Number	Description

99.1	Press release of Beach First National Bancshares, Inc. dated December 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACH FIRST NATIONAL BANCSHARES, INC.

By: /s/ Gary S. Austin
Name: Gary S. Austin
Title: Chief Financial Officer

Dated: December 8, 2009

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Beach First National Bancshares, Inc., dated December 8, 2009.

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